Exhibit 10.1

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (the “Agreement”), dated as of February 15, 2021, is by and among Gamida Cell Ltd., a corporation organized under the laws of the State of Israel (the “Guarantor”), Gamida Cell Inc., a Delaware corporation and a wholly owned subsidiary of the Guarantor (the “Issuer”), and each of the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

RECITALS

A. The Guarantor, the Issuer and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and, if elected, Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B. The Issuer proposes to issue and sell to the Buyers senior unsecured exchangeable notes of the Issuer, designated the 5.875% Exchangeable Senior Notes due 2026, in the aggregate original principal amount of $75,000,000 (collectively, the “Notes”), pursuant to an Indenture (as defined below), dated as of the Closing Date (as defined below), which the Guarantor proposes to fully and unconditionally guarantee on a senior unsecured basis (the “Guarantee”). The Notes will be exchangeable for ordinary shares of the Guarantor, NIS $0.01 per share (the “Ordinary Shares”), on the terms specified in the Indenture. The Ordinary Shares issuable pursuant to the terms of the Indenture, including, without limitation, pursuant to any make-whole increase to the exchange rate, collectively are referred to herein as the “Exchange Shares”.

C. Each Buyer wishes to purchase, and the Issuer wishes to issue and sell, upon the terms and conditions stated in this Agreement and the Indenture (as defined below), Notes in the aggregate original principal amount set forth opposite such Buyer’s name in column (2) on the Schedule of Buyers.

D. At the Closing, (i) the Guarantor and the Buyers hereto shall execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Guarantor shall agree to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws; and (ii) the Guarantor, the Issuer and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”) shall execute and deliver an Indenture, in the form attached hereto as Exhibit B (the “Indenture” and collectively with the Notes, the Guarantee and the Registration Rights Agreement, the “Transaction Documents”).

E. The Notes, the Guarantee, and the Exchange Shares are collectively referred to herein as the “Securities”.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor, the Issuer and each Buyer hereby agree as follows:

1.  PURCHASE AND SALE OF NOTES.

(a)  Purchase of Notes. The Issuer agrees to issue and sell the Notes to the several Buyers as provided in this Agreement and the Indenture, the Guarantor agrees to guarantee the Notes as provided in the Indenture, and each Buyer, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuer the respective principal amount of Notes set forth opposite such Buyer’s name in the Schedule of Buyers hereto at a purchase price in cash equal to 100% of the principal amount thereof (the “Purchase Price”), plus accrued interest, if any, from February 16, 2021 to the Closing Date (as defined below).

(b)  Closing. The closing (the “Closing”) of the purchase of the Securities by the Buyers shall take place remotely via the exchange of documents and signatures. The date and time of the Closing shall be 10:00 a.m., New York time, February 16, 2021 (the “Closing Date”). As used herein “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York generally are open for use by customers on such day.

(c)  Form of Payment. The Depository Trust Company (“DTC”) will act as securities depositary for the Notes. On the Closing Date, (i) each Buyer shall pay its respective Purchase Price (less, in the case of any Buyer, the amounts withheld pursuant to Section 4(c)) to the Issuer for the Notes to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Flow of Funds Letter (as defined below) and (ii) the Issuer shall execute, cause the Trustee to authenticate and cause to be delivered to the DTC account specified by the Buyer on its signature page hereto, the Notes in the aggregate original principal amount as is set forth opposite such Buyer’s name in column (2) of the Schedule of Buyers.

2.  BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Guarantor and the Issuer with respect to only itself that:

(a)  Organization. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to conduct its business as currently conducted.

(b)  Accredited Investor. The Buyer is an institutional “accredited investor” within the meaning of Rule 501(a) under the Securities Act, and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

(c)  Sophisticated Purchaser. The Buyer is knowledgeable, sophisticated and experienced in financial, business and international investment matters as to be capable of evaluating the merits and risks of purchasing the Securities and such Buyer is experienced in investing in securities of this nature. Such Buyer has relied on its own independent examination and due diligence of the Guarantor and the Issuer, the terms of the offering of the Securities, the representations, warranties and covenants made by the Guarantor and the Issuer in Section 3, and the merits and risks involved. The Buyer has: (i) made its own assessment, to its satisfaction, concerning legal, regulatory, tax, business and financial considerations in connection with the offering of the Securities, (ii) had access to review all publicly available information concerning the Guarantor and the Issuer that it considers necessary or appropriate and sufficient in making an investment decision, (iii) reviewed such information as it believes is necessary or appropriate in connection with its purchase of the Securities and (iv) made its investment decision based solely upon its own judgment, due diligence and analysis and the representations, warranties and covenants made by the Guarantor and the Issuer in Section 3. The Buyer has not relied upon any information provided by Moelis & Company or any investigation of the Guarantor or the Issuer conducted by Moelis & Company.

(d)  No Intent to Distribute. The Buyer is acquiring the Securities in the ordinary course of its business and for its own account for investment only and with no present intention of distributing such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities; provided, however, that, for the avoidance of doubt, the Buyer does not agree, or make any representation or warranty, to hold the Securities for any minimum or other specified term.

(e)  Compliance with Laws. The Buyer will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Securities except in compliance with the Securities Act, applicable U.S. state securities laws and the respective rules and regulations promulgated thereunder.

(f)  Information. The Buyer has, in connection with its decision to purchase the Securities, relied only upon information made available by the Guarantor and the Issuer or their respective directors, officers, employees, and agents (the “Representatives”) to the Buyer in connection with the transactions contemplated by this Agreement. The Buyer acknowledges that the Guarantor and the Issuer do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that may have been provided to the Buyer.

(g)  Risk of Loss. The Buyer has carefully considered the potential risks relating to the Guarantor and the Issuer and a purchase of the Securities, and fully understands that the Securities are speculative investments which involve a high degree of risk of loss of the Buyer’s entire investment. The Buyer has considered the suitability of the Securities as an investment in light of its own circumstances and financial condition, and is able to bear the economic risk of loss of such investment, including the complete loss of such investment. The Buyer further represents that it fully understands the limitations on transfer and restrictions on sales and other dispositions set forth in this Agreement.

(h)  Advertising. The Buyer is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the Buyer's knowledge, any other general solicitation or general advertisement.

(i)  No Conflict. The execution, delivery and performance by the Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal or state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j)  Tax Matters. The Buyer acknowledges that there may be certain consequences under U.S. and other tax laws resulting from an investment in the Securities and will make such investigations and consult such tax and other advisors with respect thereto as it deems appropriate and prior to purchasing the Securities, it will have satisfied itself, without limitation, concerning the effects of U.S. federal, state and local income tax laws and foreign tax laws concerning its investment in the Securities. The Buyer understands that nothing in this Agreement or any other materials presented to the Buyer in connection with the subscription and sale of the Securities constitutes legal, tax or investment advice.

(k)  Information Provided. The Buyer acknowledges that, prior to the execution of this Agreement and delivery to the Issuer, such Buyer has had adequate time to review all information it considers relevant to making an investment decision to purchase the Securities and has had the opportunity to review the Guarantor Disclosure Materials prior to making its decision to purchase the Securities, and has had a full opportunity to ask questions of and receive answers from the Issuer and the Guarantor or any person or persons acting on behalf of the Guarantor concerning the terms and conditions of an investment in the Issuer and the Guarantor.

(l)  No Public Offering. The Buyer acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction, including Israel, which would permit a public offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities or the Guarantee in any jurisdiction where action for that purpose is required. Each Buyer will comply with all applicable laws and regulations in each jurisdiction in which it subscribes, offers or sells Securities or has in its possession or distributes any offering material, in all cases at its own expense.

(m)  Authority; Enforceability. The Buyer further represents and warrants to, and covenants with, the Issuer and the Guarantor that (i) the Buyer has full right, power, authority and capacity to enter into this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby and has taken all necessary action to authorize the execution and performance of this Agreement and the Registration Rights Agreement, and (ii) each of this Agreement and the Registration Rights Agreement constitutes a valid and legally binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(n)  Unregistered Securities. The Buyer understands that (i) the Securities have not been registered under the Securities Act or registered or qualified under any U.S. state securities law in reliance on specific exemptions therefrom, and (ii) that the Securities therefore cannot be resold in the United States unless they are registered under the Securities Act or disposed of pursuant to a valid exemption from the registration requirements of the Securities Act and U.S. state securities laws.

(o)  Affiliate Status. The Buyer is not an “affiliate” (as defined in Rule 501(b) of Regulation D under the Securities Act) of the Issuer or the Guarantor and is not acting on behalf of an affiliate of the Issuer or the Guarantor.

(p)  Availability of Exemption. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Issuer is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities. The Buyer irrevocably authorizes the Issuer or the Guarantor to produce this Section 2 to any interested party in any administrative or legal proceedings or official enquiry with respect to the matters covered herein.

(q)  Non-Reliance. The Buyer acknowledges and agrees that neither the Issuer nor the Guarantor makes or has made any representations or warranties with respect to the Issuer, the Guarantor or its other subsidiaries, or the transactions contemplated hereby, other than those specifically set forth in the Transaction Documents.

3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Guarantor and the Issuer each represent and warrant to, and covenant with, each Buyer as follows:

(a)  Guarantor Disclosure Documents. As used herein, the term “Guarantor Disclosure Documents” means the Annual Report on Form 20-F filed with the Commission by the Guarantor on February 26, 2020 (the “Form 20-F”) and any Reports of Foreign Issuer on Form 6-K furnished or filed with the Commission by the Guarantor subsequent to the date of the Form 20-F and prior to the date hereof (the “Forms 6-K”); provided, however, that in no event shall any disclosure contained in any part of such documents entitled “Risk Factors,” “Forward-Looking Statements,” “Cautionary Statement Regarding Forward-Looking Statements,” “Special Note on Forward Looking Statements” or “Forward Looking Information” or containing a description or explanation of “Forward-Looking Statements” or any other disclosures in any such documents that are cautionary, predictive or forward-looking in nature be deemed to qualify any of the representations and warranties in this Section 3 (other than Section 3(b)).

(b)  Accuracy of Guarantor Disclosure Documents. The Guarantor Disclosure Documents as of the date hereof comply in all material respects with the Securities Act and do not contain any untrue statement of a material fact or, when taken together, omit to state a material fact necessary to make the statements therein not misleading, in the light of the circumstances under which they were made.

(c)  Due Incorporation; Subsidiaries.

(i)  The Guarantor is, and at the Closing Date will be, a corporation duly organized and validly existing under the laws of the State of Israel. The Guarantor has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Guarantor Disclosure Documents. The Guarantor is, and at the Closing Date will be, duly licensed or qualified to do business in and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified or in such good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, assets, management, business prospects, condition (financial or otherwise), results of operations or capitalization of the Guarantor and its subsidiaries, taken as a whole, or (ii) prevent or materially interfere with the consummation of the transactions contemplated by the Transaction Documents or the performance by the Guarantor of its obligations thereunder (any such effect, prevention or interference, a “Material Adverse Effect”). The memorandum and articles of association and other constitutive or organizational documents of the Guarantor comply with the requirements of applicable Israeli law and are in full force and effect.

(ii)  Each subsidiary (as used in this Section 3, “subsidiary” has the meaning set forth in Rule 405 of the rules and regulations of the Commission (collectively referred to as the “Rules and Regulations”)) of the Guarantor, including the Issuer, has been duly incorporated or organized, is validly existing as a corporation and in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own its property and to conduct its business as described in the Guarantor Disclosure Documents and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole. All of the issued share capital or other equity interests of each subsidiary of the Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Guarantor, free and clear of all liens, charges, encumbrances, equities, security interests, restrictions on voting or transfer or any other claims. No subsidiary is currently prohibited, directly or indirectly under any agreement or instrument to which it is a party or is subject, from paying any dividends to its shareholders, from repaying the Guarantor or any other subsidiary of the Guarantor any loans or advances to such subsidiary from the Guarantor or such other subsidiary or from transferring any of such subsidiary’s properties or assets to the Guarantor or any other subsidiary. There are no subsidiaries of the Guarantor other than the Issuer and Gamida Cryo Ltd., a company organized and existing under the laws of Israel. Gamida Cryo Ltd. constitutes an Immaterial Subsidiary (as such term is defined in the Indenture).

(d)  Capitalization. As of the date hereof, there are 59,200,153 Ordinary Shares outstanding and no preferred shares authorized or outstanding. The outstanding Ordinary Shares and any other outstanding share capital of the Guarantor have been duly authorized, validly issued, fully paid and non-assessable and are not subject to any preemptive, first refusal, or similar right. The Exchange Shares have been duly authorized and, when issued and delivered pursuant to the terms of the Indenture, will be validly issued, fully paid and non-assessable and not subject to any preemptive, first refusal, or similar right. Except as described in the Guarantor Disclosure Documents and options to purchase 272,200 ordinary shares granted to the Guarantor’s service providers under the Guarantor’s 2017 Share Incentive Plan, the Guarantor does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any securities of the Guarantor or any such warrants, convertible securities or obligations. Except as described in the Guarantor Disclosure Documents, there are no stockholder agreements, voting agreements or other similar agreements with respect to the Guarantor’s share capital to which the Guarantor is a party or, to the Guarantor’s knowledge, between or among any of the Guarantor’s shareholders. Upon the issuance and delivery pursuant to exchange of the Notes, the Buyers will acquire good and marketable title to the Exchange Shares, free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever.

(e)  Financial Statements. The financial statements of the Guarantor (including the related notes thereto) and schedules included in the Guarantor Disclosure Documents present fairly in all material respects the financial condition of the Guarantor and the Issuer as of the respective dates thereof and their results of operations and cash flows for the respective periods covered thereby, all in conformity in all material respects with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board on a consistent basis throughout the entire period involved.

(f)  No Material Adverse Changes. Since the respective dates as of which information is given in the Guarantor Disclosure Documents and prior to the Closing Date, except as described in the Guarantor Disclosure Documents, (i) there has not been a material adverse change, or any development that would be expected to result in a material adverse change, in or affecting the business, properties, assets, management, business prospects, condition (financial or otherwise), results of operations, capitalization or long-term debt of the Guarantor and its subsidiaries, taken as a whole, arising for any reason whatsoever, (ii) the Guarantor has not incurred, nor will it incur, any material liabilities or obligations, direct or contingent, nor has it entered into, nor will it enter into, any material transactions not in the ordinary course of business, other than pursuant to this Agreement and the transactions referred to herein, (iii) the Guarantor has not and will not have paid, declared, set aside for payment or made any dividends or other distributions of any kind on any class of its share capital and (iv) the Guarantor has not altered its method of accounting.

(g)  Investment Company. Each of the Guarantor and its subsidiaries is not, and, after giving effect to the issuance and sale of the Securities and the use of the proceeds therefrom as described herein, will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

(h)  Litigation. Except as described in the Guarantor Disclosure Documents, there are no actions, suits or proceedings pending or, to the Guarantor’s knowledge, threatened against or affecting, the Guarantor or any of its subsidiaries or any of their respective officers in their capacity as such, before or by any foreign, federal or state court, commission, regulatory body, including, but not limited to, the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the Nasdaq Stock Market LLC, or any administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding could reasonably be expected to result in a Material Adverse Effect. The Guarantor has not received any written notice of proceedings relating to the revocation or modification of any authorization, approval, order, license, certificate, franchise or permit, where such revocations or modifications would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. There are no pending investigations known to the Guarantor involving the Guarantor by any governmental agency having jurisdiction over the Guarantor or its business or operations that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(i)  Compliance with Laws and Regulations and Performance of Obligations and Contracts. Each of the Guarantor and its subsidiaries have (i) complied in all material respects with all laws, regulations and orders applicable to it or its business and (ii) performed all obligations required to be performed by it, and is not in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease or other agreement or instrument (individually, a “Contract” and collectively, “Contracts”) to which it is a party or by which its property is bound or affected, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. To the knowledge of the Guarantor, no other party under any Contract to which it is a party is in default in any respect thereunder or has given written or oral notice to the Guarantor or any of its officers or directors of such other party’s intention to terminate, cancel or refuse to renew any Contract. The Guarantor is not in violation of its memorandum of incorporation or articles of association, and the Issuer is not in violation of any provision of its certificate of incorporation or by-laws. The disclosures included in the Guarantor Disclosure Documents concerning the effects of federal, state, local and foreign laws, rules and regulations on the business of the Guarantor as currently conducted and as proposed to be conducted are correct in all material respects.

(j)  No Consent of Governmental Body Needed. No consent, approval, authorization, license, registration, qualification or order of, or any filing or declaration with, any court or arbitrator or governmental or regulatory authority, agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Securities by the Issuer and the Guarantor, in connection with the execution, delivery and performance of the Transaction Documents by the Guarantor and the Issuer or in connection with the taking by the Guarantor and the Issuer of any action contemplated hereby and thereby.

(k)  Agreements Duly Authorized. The Guarantor and the Issuer have full corporate power and authority to enter into the Transaction Documents. This Agreement has been duly authorized, executed and delivered by the Guarantor and the Issuer. Each of the Transaction Documents has been duly authorized by the Guarantor and the Issuer, as applicable, and, when duly executed and delivered in accordance with its respective terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the Guarantor and the Issuer, as applicable, and enforceable against each of the Guarantor and/or the Issuer, as applicable and in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(l)  No Conflicts. The execution and delivery by the Guarantor and the Issuer, as applicable, of the Transaction Documents and the performance thereof and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) violate the memorandum of incorporation or articles of association of the Guarantor, (ii) violate the certificate of incorporation or bylaws of the Issuer or (iii) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Guarantor or its subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under any Contract to which the Guarantor or any of its subsidiaries is a party or by which the Guarantor or any of its subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, law, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Guarantor or any of its subsidiaries, except, in the case of clause (iv), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(m)  Title to Real and Personal Property. The Guarantor and its subsidiaries have good and marketable title to all properties and assets described in the Guarantor Disclosure Documents as being owned respectively by them, in each case, free and clear of all liens, charges, encumbrances or restrictions, except as described in the Guarantor Disclosure Documents or those where the failure to have such title would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Guarantor and its subsidiaries have valid, subsisting and enforceable leases for the properties material to their operations described in the Guarantor Disclosure Documents as leased by them, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Guarantor and its subsidiaries.

(n)  No Price Stabilization or Manipulation. Neither the Guarantor nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation, under the Securities Act or otherwise, of the price of any security of the Guarantor to facilitate the sale or resale of the Securities.

(o)  Stock Exchange Listing. The Ordinary Shares are listed for trading on the Nasdaq Global Market.

(p)  Labor Matters. Neither the Guarantor nor any of its subsidiaries is involved in any labor dispute, except where the dispute would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, nor, to the knowledge of the Guarantor, is any such dispute threatened. The Guarantor and its subsidiaries are in compliance with the labor and employment laws and collective bargaining agreements and extension orders applicable to their respective employees in the State of Israel and the United States, except where such non-compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(q)  No Unlawful Payments. Neither the Guarantor nor any of its subsidiaries, nor any director or officer of the Guarantor or its subsidiaries, nor, to the knowledge of the Guarantor, any agent, employee or representative of the Guarantor or its subsidiaries, affiliate or other person associated with or acting on behalf of the Guarantor or its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment of corporate funds or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Guarantor has instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(r)  Compliance with Anti-Money Laundering Laws. The operations of the Guarantor and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions in which the Guarantor and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Guarantor, threatened.

(s)  No Conflicts with Sanctions Laws. Neither the Guarantor nor any of its subsidiaries, nor any director or officer of the Guarantor or its subsidiaries, nor, to the knowledge of the Guarantor, any agent, employee or representative of the Guarantor or its subsidiaries, affiliate or other person associated with or acting on behalf of the Guarantor or its subsidiaries is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Guarantor or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, the Crimean region and Syria (each, a “Sanctioned Country”); and the Issuer will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Guarantor and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(t)  Passive Foreign Investment Company. Subject to the qualifications, limitations, exceptions and assumptions set forth in the Guarantor Disclosure Documents, the Guarantor was not a passive foreign investment company (“PFIC”), as defined in Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”), for the taxable year ended on December 31, 2019 and it is more likely than not that the Company will not be a PFIC for the taxable year ended on December 31, 2020.

(u)  Taxes. The Guarantor and its subsidiaries have filed all federal, state and foreign income and franchise tax returns and have paid all taxes required to be filed or paid by them (regardless of whether such taxes where shown on any tax return) and, if due and payable, any related or similar assessment, fine or penalty levied against them (regardless of whether such taxes where shown on any tax return), except where the failure to file or pay would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Guarantor has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 3(e) hereof to the extent required pursuant to IFRS in respect of all material federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Guarantor has not been finally determined. The Guarantor and its subsidiaries are not aware of any material claims against them by any taxing authority in relation to the filing of tax returns or the payment of required taxes. The Guarantor and its subsidiaries are, and have always been, income tax resident solely in their countries of incorporation. Neither the Guarantor nor any of its subsidiaries has, nor has ever had a “permanent establishment” (as defined in any applicable income tax treaty) in any country other than their respective countries of incorporation.

(v)  Insurance. The Guarantor and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Guarantor believes are adequate for the conduct of their business and the value of their properties and is customary for companies engaged in similar industries, and all such insurance is in full force and effect. The Guarantor has no reason to believe that it and its subsidiaries will not be able to (i) renew their existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as currently conducted or proposed to be conducted and at a cost that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Neither the Guarantor nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(w)  Defined Benefit Plans. The Guarantor and its subsidiaries have not maintained or contributed to a defined benefit plan as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). No plan maintained or contributed to by the Guarantor or its subsidiaries that is subject to ERISA (an “ERISA Plan”) (or any trust created thereunder) has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code that could subject the Guarantor or its subsidiaries to any material tax penalty on prohibited transactions and that has not adequately been corrected. Each ERISA Plan is in compliance in all material respects with all reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan, except for any noncompliance which would not result in the imposition of a material tax or monetary penalty. With respect to each ERISA Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code, either (i) a determination letter has been issued by the Internal Revenue Service stating that such ERISA Plan and the attendant trust are qualified thereunder, or (ii) the remedial amendment period under Section 401(b) of the Code with respect to the establishment of such ERISA Plan has not ended and a determination letter application will be filed with respect to such ERISA Plan prior to the end of such remedial amendment period. The Guarantor and its subsidiaries have never completely or partially withdrawn from a “multiemployer plan,” as defined in Section 3(37) of ERISA.

(x)  Title to Intellectual Property. Except as described in the Guarantor Disclosure Documents, the Guarantor and its subsidiaries own, have valid and enforceable licenses for or otherwise have adequate rights to use all technology (including but not limited to inventions and proprietary or confidential information, systems or procedures), designs, processes, licenses, patents, trademarks, service marks, trade secrets, trade names, know how, copyrights and other works of authorship, computer programs, technical data and information and all similar intellectual property or proprietary rights (including all registrations and applications for registration of, and all goodwill associated with, any of the foregoing, as applicable) (collectively, “Intellectual Property”) that are used in their business as currently conducted or as proposed to be conducted or to the development, manufacture, operation and sale of any products and services sold or proposed to be sold by any of the Guarantor or its subsidiaries, except where the failure to own, license or otherwise have rights to such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Intellectual Property of the Guarantor and its subsidiaries has not been adjudged by a court or other administrative body of competent jurisdiction to be invalid or unenforceable in whole or in part, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Guarantor Disclosure Documents, (i) there are no third parties who have established or, to the knowledge of the Guarantor, will be able to establish, rights to any Intellectual Property owned by, or licensed to, the Guarantor or its subsidiaries, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Guarantor Disclosure Documents disclose is licensed to the Guarantor; (ii) to the knowledge of the Guarantor, there is no infringement, misappropriation or other violation by third parties of any Intellectual Property owned by, or licensed to, the Guarantor or its subsidiaries; (iii) there is no pending or, to the knowledge of the Guarantor, threatened action, suit, proceeding or claim by others challenging the Guarantor’s or any of its subsidiaries’ rights in or to any Intellectual Property and the Guarantor is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the knowledge of the Guarantor, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property owned by, or licensed to, the Guarantor and its subsidiaries, and the Guarantor is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the knowledge of the Guarantor, threatened action, suit, proceeding or claim by others that (nor has the Guarantor or any of its subsidiaries received any claim from a third party that) the Guarantor or its subsidiaries infringe, misappropriate or otherwise violate, or would, upon the commercialization of any product or service described in the Guarantor Disclosure Documents as under development, infringe, misappropriate or otherwise violate, any Intellectual Property rights of others, and the Guarantor is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Guarantor and its subsidiaries have complied with and there has been no breach or default under the terms of each agreement pursuant to which Intellectual Property has been licensed to the Guarantor and its subsidiaries, and all such agreements are in full force and effect; and (vii) the product candidates described in the Guarantor Disclosure Documents as under development by the Guarantor and its subsidiaries fall within the scope of the claims of one or more patents owned by, or exclusively licensed to, the Guarantor and its subsidiaries except, in each case of (ii) through (vii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Guarantor Disclosure Documents, the Guarantor and its subsidiaries are not obligated or under any liability whatsoever to make any material payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any Intellectual Property, with respect to the use thereof or in connection with the conduct of their respective businesses or otherwise.

(y)  Related Party Transactions. There are no business relationships or related party transactions involving the Guarantor or any other person required to be described in the Guarantor Disclosure Documents that have not been described. Without limiting the generality of the immediately preceding sentence, no relationship, direct or indirect, exists between or among the Guarantor on the one hand, and the directors, officers, stockholders, customers or suppliers of the Guarantor on the other hand, that is required to be described in the Guarantor Disclosure Documents and that is not so described. Since inception, the Guarantor has not, directly or indirectly, extended or maintained credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Guarantor, or to or for any family member or affiliate of any director or executive officer of the Guarantor in violation of applicable laws, including Section 13(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(z)  Environmental Matters. (a) (i) Each of the Guarantor and its subsidiaries is and has been in compliance with, and is not subject to any pending, or to the knowledge of the Guarantor, threatened costs or liability under, any and all federal, state, local and non-U.S. statutes, laws, rules, regulations, ordinances, codes, other requirements or rules of law (including common law) and judicial or administrative decisions or orders, relating to pollution, the generation, use, handling, transportation, treatment, storage, discharge, disposal or release of hazardous substances, the protection or restoration of the environment, human health and safety, noise or the protection of natural resources, including wildlife, migratory birds, eagles or endangered or threatened species or habitats (collectively, “Environmental Laws”) and to the knowledge of the Guarantor, there are no facts or circumstances that would reasonably be expected to result in such non-compliance, cost or liability, (ii) neither the Guarantor nor any of its subsidiaries owns, occupies, operates, leases or uses any real property contaminated with Hazardous Substances, (iii) neither the Guarantor nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) neither the Guarantor nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) neither the Guarantor nor any of its subsidiaries, nor to the knowledge of the Guarantor, any principal supplier, manufacturer or contractor of the Guarantor or any of its subsidiaries, is subject to any claim, action, suit, order, demand or notice by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, (vi) the Guarantor and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, and (vii) to the knowledge of the Guarantor, there are no requirements proposed for adoption or implementation under any Environmental Law, except in each case covered by clauses (i) through (vii) such as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect; (b) there are no proceedings that are pending, or known to be contemplated, against the Guarantor or any of its subsidiaries pursuant to any Environmental Laws by a governmental authority, other than such proceedings for which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed; and (c) there are no costs or expenditures (including capital expenditures) under or pursuant to Environmental Laws that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Guarantor and its subsidiaries. For purposes of this subsection, “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material or substance defined as toxic or hazardous or as a pollutant, contaminant or waste or words of similar import, or regulated or that can form the basis for liability, under Environmental Laws.

(aa)  Controls and Procedures.

(i)  Disclosure Controls and Procedures. The Guarantor has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) that (A) are designed to ensure that material information relating to the Guarantor and its subsidiaries is made known to the Guarantor’s principal executive officer and its principal financial officer by others within those entities; (B) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures, commencing as of the end of the period covered by the Guarantor’s most recent annual or quarterly report filed with the Commission; and (C) are effective in all material respects to perform the functions for which they were established.

(ii)  Internal Control Over Financial Reporting and Internal Accounting Controls. The Guarantor maintains (i) effective “internal control over financial reporting” as defined in, and in compliance with, Rules 13a-15 and 15d-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included in the Guarantor Disclosure Documents fairly presents the information called for in all material respects and is prepared in accordance with the Rules and Regulations.

(iii)  No Material Weakness in Internal Controls. Since the end of the Guarantor’s most recent audited fiscal year, there has been (A) no material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Guarantor’s internal control over financial reporting (whether or not remediated); and (B) no change in the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s internal control over financial reporting. The Guarantor is not aware of (x) any significant deficiency in the design or operation of its internal control over financial reporting which is reasonably likely to adversely affect the Guarantor’s ability to record, process, summarize and report financial data or any material weaknesses in its internal controls, except as disclosed in the Guarantor Disclosure Documents, since the end of the Guarantor’s most recent audited fiscal year; or (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Guarantor’s internal controls.

(bb)  Off Balance Sheet Transactions. Except as described in the Guarantor Disclosure Documents, there are no off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 810), arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Guarantor’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(cc)  Sarbanes-Oxley. The Guarantor is, and after giving effect to the offering and sale of the Securities will be, in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder that are applicable to the Guarantor as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act (an “Emerging Growth Company”).

(dd)  Clinical Trials. The pre-clinical studies and clinical trials conducted by or, to the knowledge of the Guarantor and its subsidiaries, on behalf of or sponsored by the Guarantor or its subsidiaries, or in which the Guarantor or its subsidiaries have participated, that are described in, or the results of which are referred to in, the Guarantor Disclosure Documents were and, if still pending, are being conducted in accordance with protocols filed with the appropriate regulatory authorities for each such study or trial, as the case may be, and with standard medical and scientific research standards and procedures, all applicable statutes, all applicable rules and regulations of the United States Food and Drug Administration (the “FDA”), the European Medicines Agency (the “EMA”), the Israel Ministry of Health (the “IMH”) and other comparable regulatory agencies to which they are subject and Good Clinical Practices and Good Laboratory Practices, except to the extent where failures to conduct in such manner would not, individually or in the aggregate, have a Material Adverse Effect. Each description of the results of such studies and trials contained in the Guarantor Disclosure Documents is accurate and complete in all material respects and fairly presents the data derived from such studies and trials, and the Guarantor or its subsidiaries have no knowledge of any other studies or trials the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Guarantor Disclosure Documents. The Guarantor and its subsidiaries have not received any written notices, correspondence or other communications from the FDA, the EMA, the IMH or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency (collectively, the “Regulatory Agencies”) requiring or, to the Guarantor’s knowledge, threatening the termination, suspension or modification of any clinical trials that are described or referred to in the Guarantor Disclosure Documents. The Guarantor and its subsidiaries have operated at all times and currently are in compliance in all material respects with all applicable statutes, rules, regulations and policies of the Regulatory Agencies.

(ee)  Regulatory Filings. The Guarantor and its subsidiaries have not failed to file with the Regulatory Agencies any required material filing, declaration, listing, registration, report or submission with respect to any products or product candidates that are described or referred to in the Guarantor Disclosure Documents or any other filing required by any other applicable Regulatory Agency or governmental authority; all such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable laws when filed; all such filings, declarations, listings, registrations, reports or submissions were timely, complete, accurate and not misleading on the date filed in all material respects (or were corrected or supplemented by subsequent submission); and no deficiencies regarding compliance with applicable law have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions.

(ff)  Licenses and Permits. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Guarantor and its subsidiaries hold, and are operating in compliance in all material respects with, such permits, licenses, franchises, registrations, exemptions, approvals, authorizations and clearances of any other governmental authorities (including, without limitation, the FDA, the EMA and the IMH) required for the conduct of their business as currently conducted (collectively, the “Permits”), and all such Permits are in full force and effect; and (ii) the Guarantor and its subsidiaries have fulfilled and performed all of their obligations with respect to the Permits, and, to the Guarantor’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any Permit. All applications, notifications, submissions, information, claims, reports and statistics, and other data and conclusions derived therefrom, utilized as the basis for any and all requests for a Permit from the FDA, the EMA, the IMH or other governmental authority relating to the Guarantor or a subsidiary, its business and its products, when submitted to the FDA, the EMA, the IMH or other governmental authority by or on behalf of the Guarantor or a subsidiary, were true, complete and correct in all material respects. Any necessary or required updates, changes, corrections or modification to such applications, notifications, submissions, information, claims, reports and statistics and other data have been submitted to the FDA, the EMA, the IMH or other governmental authority, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Guarantor and its subsidiaries have not received any notification, correspondence or any other written or oral communication, including notification of any pending or, to the Guarantor’s knowledge, threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority including, without limitation, the FDA, the EMA, the IMH or the United States Drug Enforcement Administration (“DEA”), of potential or actual material non-compliance by, or material liability of, the Guarantor or a subsidiary under any Permits. To the Guarantor’s knowledge, there are no facts or circumstances that would reasonably be expected to give rise to any liability of the Guarantor or a subsidiary under any Permits, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(gg)  Compliance with Certain Regulatory Matters. The Guarantor, its subsidiaries, and their respective directors and officers and, to the Guarantor’s knowledge, their respective employees and agents have operated and currently are in compliance in all material respects with applicable statutes and implementing regulations administered or enforced by the FDA, EMA, IMH, DEA or any other federal, state, local, or foreign governmental authority, including, without limitation, the federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. §3729 et seq.), the federal False Statements Law (42 U.S.C. § 1320a-7b(a)), the Civil Monetary Penalties Law (42 U.S.C. §1320a-7a), all criminal laws relating to health care fraud and abuse, including, but not limited, to 18 U.S.C. §§ 286 and 287, the exclusion law (42 U.S.C. § 1320a-7), the statutes, regulations and directives of Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act) and all other government funded or sponsored healthcare programs, the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S.C. §17921 et seq.), and all other regulations promulgated pursuant to such laws; and any other similar local, state, federal or foreign law or regulation. Neither the Guarantor nor its subsidiaries are a party to, and do not have any ongoing reporting obligations pursuant to, any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental authority. Neither the Guarantor, its subsidiaries nor, to the knowledge of the Guarantor, any of their respective Representatives has been debarred, excluded or suspended from participation in or receiving payment from any federal, state or local government health care program or is subject to an audit, investigation, proceeding or other similar action by any governmental authority that could reasonably be expected to result in debarment, suspension or exclusion.

(hh)  Absence of Certain Regulatory Actions. Except as described in the Guarantor Disclosure Documents, or as would not, individually or in the aggregate, have a Material Adverse Effect, the Guarantor has not had any product or manufacturing site (whether Guarantor-owned or that of a contract manufacturer for Guarantor products or product candidates) subject to a governmental authority (including, without limitation, the FDA, the EMA or the IMH) shutdown or import or export prohibition, nor received any FDA Form 483 or other governmental authority notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Guarantor products, processes or operations, or similar correspondence or notice from the FDA, EMA, IMH or other governmental authority alleging or asserting material noncompliance with any applicable laws. To the Guarantor’s knowledge, none of the FDA, the EMA or IMH nor any other governmental authority have threatened such action. Neither the Guarantor nor its subsidiaries have received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court, arbitrator, Regulatory Agency or other governmental authority or third party alleging that any product operation or activity is in violation of any health care laws, nor to the Guarantor’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(ii)  No Rating. Neither the Guarantor nor any of its subsidiaries has debt securities or preferred stock that is rated by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act). The Notes will not be rated by any such organization.

(jj)  No Broker’s Fees. Except as disclosed in the Guarantor Disclosure Documents and the engagement letter by and between the Guarantor and Moelis & Company, the Guarantor is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Guarantor or any Buyer for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(kk)  Insolvency. No event of insolvency has occurred in relation to the Guarantor or its subsidiaries, nor is there, nor will there be at the Closing Date, any act which has occurred or, to the best of the Guarantor’s knowledge, is anticipated to occur which is likely to result in an event of insolvency in relation to the Guarantor or its subsidiaries.

(ll)  Cybersecurity. (i)(x) Except as disclosed in the Guarantor Disclosure Documents, there has been no security breach or other compromise of or relating to any of the Guarantor’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Guarantor has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, in the case of this clause (i), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) the Guarantor is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) the Guarantor and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data) used in connection with their businesses and the Guarantor has implemented backup and disaster recovery technology consistent with industry standards and practices.

(mm)  Foreign Private Issuer. The Guarantor is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(nn)  Shell Company Status. The Guarantor is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

(oo)  Ranking of Notes. No Indebtedness of the Guarantor or the Issuer, at the Closing, will be senior to, or pari passu with, the Notes in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

(pp)  General Solicitation. None of the Guarantor, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Guarantor or such affiliate has solicited any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(qq)  No Integrated Offering. None of the Guarantor, any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act), or any person acting on behalf of the Guarantor or such affiliate, has, directly or indirectly, made any offers or sales, or solicited any offers or sales, of any security (as defined in the Securities Act) which would be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the Securities Act or require shareholder approval under the rules and regulations of The Nasdaq Global Market (the “Principal Market”).

(rr)  Private Placement. Assuming the accuracy of the representations and warranties of the Buyers set forth in Section 2, the offer and sale of the Securities to the Buyers as contemplated by the Transaction Documents, and the issuance of the Exchange Shares pursuant to the terms of the Indenture, are exempt from the registration requirements of the Securities Act. The issuance and sale of the Securities does not contravene the rules and regulations of the Principal Market.

(ss)  Submission to Jurisdiction. Each of the Guarantor and the Issuer has the power to submit, and pursuant to Section 9 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of the Specified Courts, and each has the power to designate, appoint and authorize, and pursuant to Section 9 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized, an agent for service of process in any action arising out of or relating to this Agreement or the Securities in any of the Specified Courts, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Guarantor and the Issuer, respectively as provided in Section 9.

(tt)  Enforceability of Judgement. Any final judgment for a fixed or readily calculable sum of money rendered by a Specified Court having jurisdiction under its own domestic laws and recognized by the Israeli courts as having jurisdiction to give such final judgment in respect of any suit, action or proceeding against the Guarantor based upon this Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Guarantor, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of Israel. The Guarantor is not aware of any reason why the enforcement in Israel of such a Specified Court judgment would be, as of the date hereof, contrary to public policy of Israel.

(uu)  No Rights of Immunity. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Guarantor nor any of its subsidiaries or their respective properties, assets or revenues has any right of immunity under Israeli, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any law of Israel, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement. To the extent that the Guarantor, any of its subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Guarantor waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 9 of this Agreement.

4.  COVENANTS.

(a)  Reasonable Best Efforts. Each Buyer shall use its reasonable best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 6 of this Agreement. The Guarantor and the Issuer shall use their respective reasonable best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied as provided in Section 7 of this Agreement.

(b)  Blue Sky. The Issuer shall, on or before the Closing Date, take such action as the Issuer shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. Without limiting any other obligation of the Guarantor or the Issuer under this Agreement, the Issuer shall make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Guarantor and the Issuer shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyers.

(c)  Fees. The Issuer or the Guarantor shall reimburse Highbridge Capital Management, LLC (“Highbridge”) for all actual costs and expenses incurred by it or its affiliates in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents (including, without limitation, as applicable, all reasonable legal fees of outside counsel, any other reasonable fees and expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith) (the “Transaction Expenses”) and shall be withheld by Highbridge from its Purchase Price at the Closing; provided, that the aggregate Transaction Expenses shall not exceed $475,000. The Issuer or the Guarantor shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, DTC (as defined below) fees or broker’s commissions (other than such fees or commissions for persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby. The Issuer or the Guarantor shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(d)  Disclosure of Transactions and Other Material Information.

(i)  Disclosure of Transaction. The Guarantor shall, on or before 9:30 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, issue a press release (the “Press Release”) reasonably acceptable to the Buyers disclosing all the material terms of the transactions contemplated by the Transaction Documents. On or before 9:30 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, the Guarantor shall file a Report of Foreign Issuer on Form 6-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching all the material Transaction Documents (including, without limitation, this Agreement, the Indenture, the form of Note and the form of the Registration Rights Agreement) (including all attachments, the “6-K Filing”). From and after the filing of the 6-K Filing, the Guarantor shall have disclosed all material, non-public information (if any) provided to any of the Buyers by the Guarantor or any of its subsidiaries or any of their respective Representatives in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the 6-K Filing, the Guarantor acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Guarantor, any of its subsidiaries or any of their respective Representatives, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate, and no Buyer shall have any duty of confidentiality with respect to, or a duty not to trade in the securities of, the Guarantor or any of its subsidiaries.

(ii)  Limitations on Disclosure. The Guarantor shall not, and the Guarantor shall cause each of its subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, non-public information regarding the Guarantor or any of its subsidiaries from and after the date hereof without the express prior written consent of such Buyer (which may be granted or withheld in such Buyer’s sole discretion). In the event of a breach of any of the foregoing covenants, or any of the covenants or agreements contained in any Transaction Document, by the Guarantor, any of its subsidiaries, or any of its or their respective Representatives (as determined in the reasonable good faith judgment of such Buyer), in addition to any other remedy provided herein or in the Transaction Documents, such Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such material, non-public information, as applicable, without the prior approval by the Guarantor, any of its subsidiaries, or any of its or their respective Representatives. No Buyer shall have any liability to the Guarantor, any of its subsidiaries, or any of its or their respective Representatives or stockholders, for any such disclosure. Subject to the foregoing, neither the Guarantor, its subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Guarantor shall be entitled, without the prior approval of any Buyer, to make the Press Release and any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 6-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Guarantor in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Buyer (which may be granted or withheld in such Buyer’s sole discretion), the Guarantor shall not (and shall cause each of its subsidiaries and affiliates to not) disclose the name of such Buyer in any filing, announcement, release or otherwise.

(e)  Reservation of Shares. So long as any of the Notes remain outstanding, the Guarantor shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance and sale, no less than the maximum number of Exchange Shares issuable upon exchange of all the Notes then outstanding (collectively, the “Required Reserve Amount”). If at any time the number of Exchange Shares authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Guarantor will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the obligations of the Guarantor and the Issuer pursuant to the Transaction Documents.

(f)  Regulation M. Neither the Guarantor nor its subsidiaries will take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(g)  General Solicitation. None of the Guarantor, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Guarantor or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(h)  Integration. None of the Guarantor, any of its affiliates (as defined in Rule 501(b) under the Securities Act), or any person acting on behalf of the Guarantor or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the Securities Act or require shareholder approval under the rules and regulations of the Principal Market, and the Guarantor will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act or the rules and regulations of the Principal Market, with the issuance of Securities contemplated hereby.

(i)  Passive Foreign Investment Company. If the Guarantor determines that it will be a PFIC for any taxable year, the Guarantor shall make available to any Buyer (or upon request to any transferee of any of the Notes) that is a United States person (as defined in Section 7701(a)(30) of the Code) and a holder of the Guarantor’s stock all information necessary to comply with Part VI of Subchapter P of Chapter 1 of Subtitle A of the Code (including all information necessary to make a valid qualified electing fund election pursuant to Section 1295 of the Code).

(j)  Use of Proceeds. The Issuer will use the proceeds from the sale of the Securities for general corporate purposes, but not, directly or indirectly, for (i) the satisfaction of any indebtedness of the Guarantor or any of its subsidiaries, (ii) the redemption or repurchase of any securities of the Guarantor or any of its subsidiaries, or (iii) the settlement of any outstanding litigation.

5.  LEGENDS.

Each Buyer understands that the Securities have been issued (or will be issued in the case of the Exchange Shares) pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws. The Notes shall bear any legend as required by the “blue sky” laws of any state and any restrictive legend required pursuant to Section 2.05(c) of the Indenture until the Resale Restriction Termination Date (as defined in the Indenture) and the removal of such restrictive legend in accordance with the Indenture. The Exchange Shares shall bear any legend as required by the “blue sky” laws of any state and any restrictive legend required pursuant to Section 2.05(d) of the Indenture until the Resale Restriction Termination Date.

6.  CONDITIONS TO THE ISSUER’S OBLIGATION TO SELL.

The obligations of the Issuer and the Guarantor hereunder to issue and sell the Securities to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Issuer’s sole benefit and may be waived by the Issuer and the Guarantor at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a)  Such Buyer shall have executed the Registration Rights Agreement and delivered the same to the Issuer.

(b)  Such Buyer shall have delivered to the Issuer the Purchase Price for the Securities being purchased by such Buyer at the Closing by wire transfer of immediately available funds in accordance with the Flow of Funds Letter.

(c)  The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement and the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7.  CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase its Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Issuer and the Guarantor with prior written notice thereof:

(a)  (i) The Issuer and the Guarantor shall have duly executed and delivered to such Buyer the Registration Rights Agreement, (ii) the Issuer and the Guarantor shall have duly executed and delivered the Indenture, and shall have caused the Trustee to execute and deliver the Indenture, (iii) the Issuer shall have executed the global note representing the Notes (the “Global Note”) and shall have caused the Trustee to authenticate the Global Note in accordance with the terms of the Indenture and (iv) the Issuer shall have caused the Trustee to deliver to such Buyer the aggregate principal amount of Notes through the facilities of DTC purchased by such Buyer as set forth on the Schedule of Buyers.

(b)  Such Buyer shall have received the opinion of Cooley LLP, the Guarantor’s special U.S. securities counsel, and Meitar Law Offices, the Guarantor’s special Israeli counsel, in each case, dated as of the Closing Date, in form and substance reasonably acceptable to such Buyer.

(c)  The Guarantor shall have delivered to such Buyer a company extract of the Guarantor issued by the Registrar of Companies of Israel as of a date within ten (10) days of the Closing Date.

(d)  The Issuer shall have delivered to such Buyer (A) a certified copy of the certificate of incorporation of the Issuer, (B) a certificate evidencing the Issuer’s good standing issued by the Secretary of State of the State of Delaware and (C) a certificate evidencing the Issuer’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of the Commonwealth of Massachusetts, each dated as of a date within ten (10) days of the Closing Date.

(e)  Each and every representation and warranty of the Guarantor and the Issuer shall be true and correct as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Guarantor and the Issuer shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the respective party at or prior to the Closing Date.

(f)  The Ordinary Shares (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of the Closing Date, by the Commission or the Principal Market from trading on the Principal Market nor shall suspension by the Commission or the Principal Market have been threatened, as of the Closing Date, either (I) in writing by the Commission or the Principal Market or (II) by falling below the minimum maintenance requirements of the Principal Market.

(g)  The Guarantor and the Issuer shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market, if any.

(h)  No statute, rule, regulation, executive order, judgment, award, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction, and no action or proceeding shall have been instituted by any court or Governmental Entity of competent jurisdiction, that enjoins or prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(i)  Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

(j)  Such Buyer shall have received a letter on the letterhead of the Issuer, duly executed by the Chief Executive Officer of the Issuer, setting forth the wire amounts of each Buyer and the wire transfer instructions of the Issuer (the “Flow of Funds Letter”).

(k)  The Guarantor and the Issuer shall have entered into the Settlement Agreement with U.S. Bank National Association, as settlement agent.

(l)  The Guarantor and the Issuer shall have each delivered a certificate, executed by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (e), (g), (h) and (i) of this Section 7.

8.  TERMINATION.

In the event that the Closing shall not have occurred with respect to a Buyer within five (5) Business Days of the date hereof, then such Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such Buyer to any other party; provided, however, (i) the right to terminate this Agreement under this Section 8 shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer’s breach of this Agreement or any Transaction Document and (ii) the abandonment of the sale and purchase of the Securities shall be applicable only to such Buyer providing such written notice, provided further that no such termination shall affect any obligation of the Issuer under this Agreement to reimburse such Buyer for the expenses described in Section 4(c) above. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the Transaction Documents.

9.  MISCELLANEOUS.

(a)  Governing Law; Jurisdiction; Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth below shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended. THE GUARANTOR, THE ISSUER AND THE BUYERS EACH HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(b)  Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c)  Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d)  Severability. In the event any provision of this Agreement shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

(e)  Entire Agreement; Amendments. This Agreement, the Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Guarantor, the Issuer, their affiliates and persons acting on their behalf, including, without limitation, any transactions by any Buyer with respect to Exchange Shares or the Securities, and the other matters contained herein and therein, and this Agreement, the Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein. Except as specifically set forth herein or therein, neither the Guarantor, the Issuer nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Guarantor, the Issuer and the Buyers, and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable; provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No consideration (other than reimbursement of legal fees) shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents and all holders of the Notes. From the date hereof and while any Notes are outstanding, the Guarantor and the Issuer shall not be permitted to receive any consideration from a Buyer or a holder of Notes that is not otherwise contemplated by the Transaction Documents in order to, directly or indirectly, induce the Guarantor or the Issuer (i) to treat such Buyer or holder of Notes in a manner that is more favorable than other similarly situated Buyers or holders of Notes, as applicable, or (ii) to treat any Buyer(s) or holder(s) of Notes in a manner that is less favorable than the Buyer or holder of Notes that is paying such consideration; provided, however, that the determination of whether a Buyer has been treated more or less favorably than another Buyer shall disregard any securities of the Guarantor or the Issuer purchased or sold by any Buyer. The Guarantor and the Issuer have not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Guarantor and the Issuer confirm that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Issuer, the Guarantor, any other subsidiary thereof or otherwise. As a material inducement for each Buyer to enter into this Agreement, the Guarantor and the Issuer expressly acknowledge and agree that (x) no due diligence or other investigation or inquiry conducted by a Buyer, any of its advisors or any of its representatives shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Guarantor’s or the Issuer’s representations and warranties contained in this Agreement or any Transaction Document and (y) unless a provision of this Agreement or any Transaction Document is expressly preceded by the phrase “as described in the Guarantor Disclosure Documents,” nothing contained in any of the Guarantor Disclosure Documents shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Guarantor’s or Issuer’s representations and warranties contained in this Agreement or any Transaction Document.

(f)  Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Guarantor:	Gamida Cell Ltd. 5 Nahum Heftsadie Street Givaat Shaul, Jerusalem 91340 Israel Telephone: + 972-54-2277665 Attention: Chief Financial Officer E-Mail: shai@gamida-cell.com

With a copy (for informational purposes only) to:

Cooley LLP
55 Hudson Yards
New York, NY 10001
Telephone: (212) 479 6495
Attention: Joshua Kaufman and Divakar Gupta
E-Mail: jkaufman@cooley.com and dgupta@cooley.com

If to the Issuer:	Gamida Cell Inc. 673 Boylston Street Boston, MA 02116 Telephone: + 972-54-2277665 Attention: Chief Financial Officer E-Mail: shai@gamida-cell.com

With a copy (for informational purposes only) to:

Cooley LLP
55 Hudson Yards
New York, NY 10001
Telephone: (212) 479 6495
Attention: Joshua Kaufman and Divakar Gupta
E-Mail: jkaufman@cooley.com and dgupta@cooley.com

If to a Buyer, to its address and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, with a copy (for informational purposes only) to:

King & Spalding LLP

1180 Peachtree Street, NE

Suite 1600

Atlanta, GA 30309

Attention: Zach Cochran

E-Mail: zcochran@kslaw.com

or to such other address, and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time and date, or (C) provided by an overnight courier service shall be rebuttable evidence of personal service or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

(h)  No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person, other than the Indemnitees referred to in Section 9(j).

(i)  Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j)  Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder, and in addition to all of the Guarantor’s and the Issuer’s other obligations under the Transaction Documents, the Guarantor and the Issuer shall defend, protect, indemnify and hold harmless each Buyer and each holder of any Securities and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors, each person who controls such Buyer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors and officers of such controlling persons (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any breach of any representation or warranty made by the Guarantor or any subsidiary in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Guarantor or any subsidiary contained in any of the Transaction Documents, or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Guarantor or any subsidiary) or which otherwise involves such Indemnitee that arises out of or results from the execution, delivery, performance or enforcement of any of the Transaction Documents. To the extent that the foregoing undertaking by the Guarantor may be unenforceable for any reason, the Guarantor and the Issuer shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(j) shall be the same as those set forth in Section 5 of the Registration Rights Agreement.

(k)  Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, Exchange Shares and any other numbers in this Agreement that relate to the Exchange Shares shall be automatically adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions that occur with respect to the Exchange Shares after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Guarantor in order for such Buyer (or its broker or other financial representative) to effect short sales or similar transactions in the future.

(l)  Remedies. Each Buyer and in the event of assignment by Buyer of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Guarantor recognizes that in the event that it or any subsidiary fails to perform, observe, or discharge any or all of its or such subsidiary’s (as the case may be) obligations under the Transaction Documents, any remedy at law would be inadequate relief to the Buyers. The Guarantor and the Issuer therefore agree that the Buyers shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(m)  Currency. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(n)  Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Guarantor and the Issuer acknowledge that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity, and the Guarantor and the Issuer shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Guarantor and the Issuer acknowledge that the Buyers are not acting in concert or as a group, and the Guarantor and the Issuer shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents. The Guarantor, the Issuer and each Buyer confirms that each Buyer has independently participated with the Guarantor and its subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement and in each Document is between the Guarantor, the Issuer and a Buyer, solely, and not between the Guarantor, the Issuer and the Buyers collectively and not between and among the Buyers.

[Signature pages follow]

IN WITNESS WHEREOF, each Buyer, the Issuer and the Guarantor have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

ISSUER:

Gamida Cell Inc.

By:	/s/ Julian Adams
Name:	Julian Adams, Ph.D.
Title:	Chief Executive Officer

GUARANTOR:

Gamida Cell LTD.

By:	/s/ Julian Adams
Name:	Julian Adams, Ph.D.
Title:	Chief Executive Officer

IN WITNESS WHEREOF, each Buyer, the Issuer and the Guarantor have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

Highbridge Tactical Credit Master Fund, L.P.

By:	Highbridge Capital Management, LLC, as Trading Manager

Name:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director, Co-CIO

Investor Address:

Telephone:

Email Address:

Country of Residence:

Taxpayer Identification Number:

Settlement Contact Name:

Jurisdiction of Organization:

DTC Participant Information for Delivery of Notes

DTC Participant Number:______________________________________________________________________

DTC Participant Name:________________________________________________________________________

DTC Participant Phone Number: _________________________________________________________________

DTC Participant Contact Email: __________________________________________________________________

FFC Account #:______________________________________________________________________________

Account # at Bank/Broker:

IN WITNESS WHEREOF, each Buyer, the Issuer and the Guarantor have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

Highbridge Convertible Dislocation Fund, L.P.

By:	Highbridge Capital Management, LLC, as Trading Manager

Name:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director, Co-CIO

Investor Address:

Telephone:

Email Address:

Country of Residence:

Taxpayer Identification Number:

Settlement Contact Name:

Jurisdiction of Organization:

DTC Participant Information for Delivery of Notes

DTC Participant Number:_________________________________________________________________________

DTC Participant Name:__________________________________________________________________________

DTC Participant Phone Number: ___________________________________________________________________

DTC Participant Contact Email: ____________________________________________________________________

FFC Account #:________________________________________________________________________________

Account # at Bank/Broker:

SCHEDULE OF BUYERS

(1) Name	(2) Principal Amount
Highbridge Tactical Credit Master Fund, L.P.	$44,800,000
Highbridge Convertible Dislocation Fund, L.P.	$30,200,000
Totals	$75,000,000

EXHIBIT INDEX

Exhibit A	Registration Rights Agreement
Exhibit B	Indenture

EXHIBIT A

Registration Rights Agreement

(See attached)

EXHIBIT B

Indenture

(See attached)

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